                                                                   EXHIBIT 10.29

[*]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                MASTER RESEARCH SERVICES AND LICENSE AGREEMENT
                ----------------------------------------------

This Master Research Services and License Agreement ("Agreement") is made this 1st day of January 1995 ("Effective Date") by and between YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM of 46 Jabotinsky Street, Jerusalem (hereinafter referred to as "Yissum") and LIPOSOME TECHNOLOGY, INC., A Delaware Corporation, of 960 Hamilton Court, Menlo Park, California 94025 (hereinafter referred to as "LTI").

WHEREAS Yissum is willing to perform the Research as set out in the Research Program for LTI for good and valuable consideration, as hereinafter defined;

AND
WHEREAS LTI has previously retained Yissum to perform research services and clinical trials for good and valuable consideration under a number of agreements which are enumerated in Exhibit A (the "Exhibit Agreements") attached hereto and included herein by reference;

AND
WHEREAS Certain provisions of the Exhibit A Agreements are potentially conflicting and therefore represent a possible undesirable source of controversy between Yissum and LTI in the future;

AND
WHEREAS LTI and Yissum wish to clarify their mutual understanding with respect to definitions and rights and obligations of the parties under the Exhibit A Agreements;

AND
WHEREAS LTI and Yissum agree that terms and conditions of this Master Research Services and License Agreement shall provide a complete and exclusive statement of all rights and obligations of the parties one to the other and shall supersede any and all prior and/or contemporaneous agreement, correspondence, discussions, representations, understandings or agreements, including the terms of the Exhibit A Agreements, whether written or oral, with respect to the subject matter of the Exhibit A Agreements and this Agreement;

AND

[*]= CONFIDENTIAL TREATMENT REQUESTED

                                       1.

WHEREAS As of the date of the Effective Date of this Master Research Services and License Agreement, the Exhibit A Agreements are terminated as further set forth in this Agreement hereunder;

NOW, THEREFORE, LTI AND YISSUM AGREE AS FOLLOWS:

                            ARTICLE I.  DEFINITIONS
                            -----------------------

1.1  Master Agreement.  The term "Master Agreement" shall mean this Master
     ----------------
     Research Services and License Agreement which incorporates the current Research Program. This Master Agreement contains terms intended to be incorporated into Specific License Agreements and/or Specific Research Agreements which the parties may concurrently and/or subsequently enter into.

1.2  Yissum Personnel.  The term "Yissum Personnel" shall mean any person or
     ----------------
     employee in an agency or private contracting relationship with Yissum including without limitation [*], who is identified as the Principal Investigator in performance of the research services.

1.3  LTI Liaison.  The term "LTI Liaison" shall refer to persons designated by
     -----------
     LTI and identified in Specific Research Agreements.

1.4  Deliverables.  The term "Deliverables" shall mean the data, reports and the
     ------------
     like, which are not Inventions and are not patentable, developed and produced during performance of the Research Program to be provided by Yissum to LTI at such times as are specified in the Specific Research Agreement (as hereinafter defined).

1.5  Research Program.  The term "Research Program" shall mean the statements of
     ----------------
     purpose, objectives, approach, tasks, Deliverables, and time frame for transmittal of Deliverables to LTI and for completion of the services contemplated hereunder which have been developed by the parties and incorporated into Specific Research Agreements. Realizing that the Research Program may be amended from time to time to more fully achieve the objectives contemplated hereunder as set out in the Agreement, the "Research Program" shall refer to the then current authorized Research Program. The current Research Program is described in Exhibit B.

1.6  The Exhibit "A" Agreements shall mean all agreements signed between the
     --------------------------
     parties until the Effective date of this Agreement, as described in Exhibit A.

1.7  LTI Proprietary Technology.  The term "LTI Proprietary Technology" shall
     --------------------------
     mean and include any and all information, know-how, trade secrets, formulations, liposome compositions, methods, inventions, patents and patent applications, copyrightable subject matter, including without limitation technical specifications respecting process and products, reports, documents, drawings, oral communications, and samples and test materials owned or controlled solely by LTI and provided by LTI to Yissum Personnel during the course of this Agreement. It is agreed that Yissum shall use LTI Proprietary

[*]= CONFIDENTIAL TREATMENT REQUESTED

                                       2.

     Technology solely for purposes contemplated by this Agreement. LTI Proprietary Technology shall not include information which is in the public domain.

1.8  Invention.  The term "Invention" shall mean any discovery conceived and
     ---------
     reduced to practice during performance of the Research Program. An Invention may be made by Yissum Personnel, by LTI Personnel, or jointly by the parties and ownership shall be assigned in accordance with Article 3.3.

1.9  License Patent.  The term "License Patent" shall mean all patents issuing
     --------------
     from patent applications, continuation-in part or divisional applications, claiming an Invention conceived and reduced to practice during performance of a Research Program, in which at least one inventor is obligated to assign his rights to Yissum.

1.10 Confidential Information.  The term "Confidential Information" shall
     ------------------------
     include both "LTI Confidential Information" and "Yissum Confidential Information."

     (a) LTI Confidential Information shall include all oral or written information pertaining to LTI Proprietary Technology that is disclosed by LTI to Yissum, excluding the following:

          (i) information known to Yissum prior to receipt from LTI as evidenced by Yissum's written records;

          (ii) information disclosed to Yissum by a third party not under an obligation of confidentiality to LTI;

          (iii)  information that is, or which becomes, publicly known;

          (iv) information that is approved for disclosure by the prior written consent of LTI; and

          (v) information that is identified in writing by LTI as non-confidential.

     (b) Yissum Confidential Information shall include all oral or written information pertaining to Yissum Proprietary Technology that is disclosed by Yissum to LTI, excluding the following:

          (i) information known to LTI prior to receipt from Yissum as evidenced by Yissum's written records;

          (ii) information disclosed to LTI by a third party not under an obligation of confidentiality to Yissum;

          (iii)  information that is, or which becomes, publicly known;

          (iv) information that is approved for disclosure by the prior written consent of Yissum; and

[*]= CONFIDENTIAL TREATMENT REQUESTED

                                       3.

          (v) information that is identified in writing by Yissum as non-confidential.

1.11 Budget and Payment Schedule.  "Budget and Payment Schedule" shall mean
     ---------------------------
     Yissum's research budget and a schedule of LTI's payment obligations to Yissum. The current Budget and Payment Schedule is described in Exhibit B.

1.12 Specific License Agreement.  The term "Specific License Agreement" shall
     --------------------------
     mean any license agreement pursuant to Articles IV and V of this Master License Agreement which specifies particular patents, royalties, and other terms.

1.13 Specific Research Agreement.  The term "Specific Research Agreement" shall
     ---------------------------
     mean any subsequent research services agreement pursuant to Article II of this Master Agreement specifying a Research Program, a Research Period, a Budget and Payment Schedule, a Research Fee, and a schedule of Deliverables.

1.14 Research Period.  The term "Research Period" shall mean the period of time
     ---------------
     over which a Research Program is planned to be carried out. The period of time shall be specified in a schedule. The current Research Period is described in Exhibit B.

1.15 Research Fee.  The term "Research Fee" shall mean the fee paid by LTI to
     ------------
     Yissum in consideration for Yissum's performance of the Research Program. The Research Fee shall be paid according to the Budget and Payment Schedule.

1.16 Net Sales.  The term "Net Sales" shall mean gross invoice sales price
     ---------
     received by LTI or a sublicensee of LTI for sales of Licensed Product, less the sum of the following deductions: cash, trade discounts; sales, use, tariff, import/export duties or other excise taxes; transportation and handling charges and allowances, and credits to customers due to rejections or returns. Net Sales denominated in all currencies other than U.S. dollars will be translated into U.S. dollars, as determined by LTI for incorporation into its financial statements and shall comply with generally accepted accounting principles.

1.17 Yissum Proprietary Technology.  The term "Yissum Proprietary Technology"
     -----------------------------
     shall mean and include any and all information, know-how, trade secrets, formulations, liposome compositions, methods, inventions, patents and patent applications, copyrightable subject matter, including without limitation technical specifications respecting process and products, reports, documents, drawings, oral communications, and samples and test materials owned or controlled solely by Yissum and provided by Yissum to LTI Personnel during the course of this Agreement. It is agreed that LTI shall use Yissum Proprietary Technology solely for purposes contemplated by this Agreement. Yissum Proprietary Technology shall not include information which is in the public domain.

1.18 Licensed Product.  The term "Licensed Product" shall mean any product or
     ----------------
     component thereof the manufacture, use or sale of which would constitute an infringement of any claim in a License Patent but for a license granted.

1.19 First Commercial Sale.  The term "First Commercial Sale" shall mean the
     ---------------------
     first sale of a Licensed Product.

[*]= CONFIDENTIAL TREATMENT REQUESTED

                                       4.

                 ARTICLE II - THE RESEARCH AND ITS PERFORMANCE
                 ---------------------------------------------

2.1 This Master Agreement includes the current Research Program, which is described in Exhibit B. It is anticipated that future Specific Research Agreements will be added to the Master Agreement by amendment from time to time.

2.2 LTI hereby undertakes to finance performance of the Research Program and Yissum takes it upon itself to procure the performance of the Research Program (hereinafter - "the Research") in the University, all as provided below in this Agreement.

2.3 Yissum shall procure the conduct of the Research in accordance with the Research Program during the Research Period and in accordance with the other terms and conditions as provided in Exhibit B or subsequent Specific Research Agreements. LTI is entitled to request that Yissum add to or introduce changes in the Research during the course of the Research, subject to Yissum's written consent thereto which shall not be unreasonably withheld, provided that such additions or changes as aforesaid are coordinated a reasonable time in advance and also provided that the Research Fee as defined hereunder is adjusted to the satisfaction of Yissum.

     The parties hereto may, from time to time, extend the scope of the Research by amending or adding additional research services and by adding additional Specific Research Agreements, which after being signed by the parties hereto, shall be deemed to be governed by the terms of this Master Agreement.

2.4 Yissum may extend the Research Period as detailed in Exhibit B or any subsequent Specific Research Agreement for a period of up to ninety (90) days by written notice given to LTI at least thirty (30) days prior to the expiration of the Research Period.

2.5 LTI may apply to Yissum for an extension of the Research Period as detailed in Exhibit B or any subsequent Specific Research Agreement for a period of ninety (90) days, provided that written notice thereof is given to Yissum at least thirty (30) days prior to the expiration of the Research Period and provided that the parties shall have reached an agreement in writing regarding the amount of the supplemental finance, if any, payable by LTI to Yissum during the extension pursuant to this clause.

2.6  If the Research Period is extended pursuant to the provisions of clauses
     2.3 and/or 2.4 above, the provisions of this agreement shall apply to the additional period, mutatis mutandis.

2.7 From time to time during the Research Period or of the period extended as per section 2.3 or section 2.4, Yissum shall provide Deliverables to LTI in such specificity and format as the parties shall agree. Payment of funds under Specific Research Agreements are expressly conditioned upon the delivery and approval by LTI of such Deliverables, which approval shall not be unreasonably withheld.

     Deliverables for the current Research Program are as described in Exhibit
     B. All such Deliverables have been provided to LTI to LTI's full satisfaction.

[*]= CONFIDENTIAL TREATMENT REQUESTED

                                       5.

     For the avoidance of doubt, it is hereby expressly acknowledged and agreed that the Master Agreement in general and this clause in particular shall not constitute an obligation and/or confirmation on the part of Yissum that any results and/or conclusions will be achieved in consequence of the performance of the Research and/or that an Invention may be developed as a result thereof.

2.8 LTI may at any time during the Research Period obtain any information relating to the Research's performance from Yissum, including plans and documents relating thereto. LTI's representative may attend the site where the Research is being carried out, provided that the time of such visit is coordinated in advance with Yissum.

2.9 In consideration for the performance of the Research and in order to finance it, LTI undertakes to pay Yissum a Research Fee in the amount detailed in the Budget and Payment Schedule. The Research Fee shall be paid to Yissum at the times, in installments and in accordance with the other terms and conditions detailed in Exhibit B or in any subsequent Specific Research Agreement.

2.10 Should the Research Period be extended as detailed in clause 2.3 and 2.4 above and/or for any other reason, the parties shall determine by agreement the supplemental finance, if any, for the period of the extension and such fee, if any, shall be added to the Research Fee. The terms and conditions of the Agreement shall apply, mutatis mutandis, to the supplemental Research Fee.

2.11 The Deliverables provided during performance of the Research Program shall be available for use by LTI in the course of its business.

2.12 Yissum shall have the right to use the Deliverables as long as it does not breach its confidentiality undertakings hereunder or its other obligations specified in the Master Agreement or amendments thereof.

                     ARTICLE III - INVENTIONS AND PATENTS
                     ------------------------------------

3.1 Yissum Personnel shall promptly provide LTI with a complete written disclosure of any Invention conceived or discovered in performance of the Research Program. If LTI reasonably requires further information, LTI shall inform Yissum in writing within twenty (20) days of receiving the Invention disclosure. After receiving such request, Yissum shall provide LTI with the required information within twenty (20) days.

3.2 LTI shall, upon reviewing such Invention disclosure, determine whether or not to file a patent application on the Invention described in such Invention disclosure to be done by a counsel selected by and working for LTI. LTI's choice of counsel shall be subject to approval by Yissum, which approval shall not be withheld unreasonably. LTI shall give written notice to Yissum of its decision within forty five (45) days of the receipt of the Invention disclosure, or within thirty (30) days of LTI having received from Yissum such additional information as LTI may reasonably require to reach an informed decision, whichever comes later. Failure by LTI to give written notice shall be deemed as notification that LTI does not wish to file and/or prosecute such patent application, and

[*]= CONFIDENTIAL TREATMENT REQUESTED

                                       6.

     the right to the Invention shall revert exclusively to Yissum, LTI shall have no further right therein, and the provisions of clause 3.4 hereunder shall apply.

     LTI or LTI's patent counsel shall provide Yissum with copies of all relevant patent prosecution documentation for review by Yissum or Yissum's patent counsel. Such copies shall be provided to Yissum a reasonable time for review before filing of the documentation. LTI or LTI's counsel shall confer with Yissum on all such matters materially related to the preparation, filing, and prosecution and maintenance of patent applications and patents under this clause 3.2 and shall give due consideration to recommendations by Yissum regarding such matters. Yissum agrees to keep all information relating to patent prosecution, including all documentation, confidential.

     In the event that LTI decides to discontinue any prosecution of a patent application based upon a Yissum Invention disclosure, LTI shall cooperate in transferring all relevant patent prosecution documents to Yissum, and the right to the Invention shall revert exclusively to Yissum, LTI shall have no further right therein, and the provisions of clause 3.4 hereunder shall apply.

3.3 LTI and Yissum acknowledge and agree that title to any Invention or patent resulting from an Invention made solely by Yissum personnel shall vest in Yissum that title to any Invention or patent resulting from an Invention made solely by LTI Personnel shall vest in LTI, and that title to Inventions and patents resulting from Inventions made jointly by Yissum Personnel shall vest jointly in Yissum and LTI.

3.4 Yissum may elect to file and prosecute a patent application on an Invention made by Yissum Personnel or jointly by Yissum Personnel and LTI Personnel or to disburse, commercialize or deal with such Invention as Yissum seems fit and in Yissum's own discretion, should LTI determine not to file or not to continue prosecution of a patent application. In such case, filing and prosecution shall be made from Yissum's fund.

     LTI shall grant Yissum a perpetual world-wide royalty-free exclusive license in respect of such joint application and Yissum will have full right and authority to transfer, disburse or deal with such joint application as Yissum seems fit and in Yissum's sole discretion.

     Yissum shall retain full rights to any Invention in respect of which LTI decides not to file a patent application.

3.5 LTI shall pay all costs associated with the filing and prosecution of any patent application which LTI has determined to make.

                        ARTICLE IV - OPTION TO LICENSE
                        ------------------------------

4.1 LTI shall have an irrevocable option to obtain an exclusive license to make, have made, use, and sell any License Product covered by a License Patent the title to which shall rest solely in Yissum or jointly in LTI and Yissum.

[*]= CONFIDENTIAL TREATMENT REQUESTED

                                       7.

4.2 The option granted hereunder shall be exercisable by written notice to Yissum ("Option Notice") within one year from the filing date of the patent application.

4.3 Should the Option Notice not be received by Yissum within the period set out above, Yissum will be entitled to grant exclusive or nonexclusive licenses pertaining to the License Patent to third parties, and LTI hereby undertakes to cooperate in any reasonable manner required in granting such licenses.

     LTI shall grant Yissum a perpetual world-wide royalty-free exclusive license in respect of such License Patents, the title to which shall rest jointly in LTI and Yissum, and Yissum will have full right and authority to transfer, disburse or deal with such License Patents as Yissum seems fit and in Yissum's sole discretion.

4.4 After exercising an option pursuant to section 4.1, LTI shall exercise reasonable due diligence to develop and market products using the technology claimed in a License Patent. LTI shall provide Yissum with such progress reports on development and marketing activities as shall be agreed in the Specific License Agreement contemplated by section 5.2 hereinbelow.

                        ARTICLE V - ROYALTIES AND FEES
                        ------------------------------

5.1 Royalty and fees provisions for Amendment I: Specific License Agreement, which is executed concurrently with this Master Agreement, will incorporate the terms of this Master Agreement, except that any conflicting provisions in Amendment I: Specific License Agreement shall supersede this Article V hereinbelow.

5.2 This Article V shall be strictly applied to any Specific License Agreement executed subsequently to the Master Agreement.

5.3 Upon exercise of LTI's option for an exclusive license as set forth in 4.2 above, the parties will enter into good faith negotiations of the terms of a Specific License Agreement, containing usual and customary business terms to be agreed upon between the parties.

     It is hereby specifically provided that the royalties payable to Yissum for an exclusive license shall be not more than [*] and not less than [*] of Net Sales of Licensed Product, taking into account any and all business considerations, including but not limited to: the commercial value relative to competitive products; the type of invention and breadth of claims; the marketing exclusivity afforded to LTI by virtue of the license; the particular market involved; joint inventorship by employees or agents of LTI; the existence of third party patents with claims related to the Licensed Product; and other LTI trade secrets or proprietary technology required for the manufacture, use, or sale of a Licensed Product.

     Failing an agreement between the parties on the amount of royalties, the amount shall be determined, within the above minimum and maximum amounts, by the arbitrator provided for in Article X hereunder.

[*]= CONFIDENTIAL TREATMENT REQUESTED

                                       8.

5.4 In the event that LTI licenses to a third party the right to manufacture and market a Product claimed in a License Patent, LTI shall pay to Yissum [*] of all benefit or consideration received by LTI from the third party. It shall be LTI's obligation to inform the third party of this agreement with Yissum, to provide a mechanism for ensuring that Yissum receives sufficient accounting of the royalty obligation of the third party, and to provide that, should LTI cease to exist for any reason, the obligation of such third party to Yissum shall survive.

5.5 LTI shall pay Yissum royalties on a quarterly basis. Payments shall be due within two calendar months of the end of any quarter in which royalties are payable. All royalties shall be payable in U.S. funds.

5.6 Yissum shall be entitled to royalties from the date of First Commercial Sale on any Licensed Product sold whose composition, method of manufacture, or method of use is claimed in a License Patent. Royalty payments accruing before issuance of a License Patent shall be paid within thirty (30) days of patent issuance.

                   ARTICLE VI.  PUBLICATION AND PRESENTATION
                   -----------------------------------------

6.1 LTI acknowledges that a basic objective of research activities performed by Yissum and Yissum Personnel is the generation and dissemination of new knowledge, and the commercialization thereof.

6.2 Yissum acknowledges that a basic objective of sponsorship by LTI of the Research Program is the generation of data and results for LTI's legitimate business interests. Yissum further acknowledges that worldwide patent protection on Inventions may be obtained only if patent applications are filed before Inventions are publicly disclosed, either orally or in written form.

6.3 Before oral or written disclosure of data and results from performance of the Research Program, Yissum Personnel shall submit copies of any proposed presentation or written abstract or manuscript to LTI at least forty-five
     (45) days in advance of disclosure to a third party. LTI shall respond to Yissum in writing within fifteen (15) days of receipt of said proposed presentation or written publication. LTI may request an additional delay of up to forty-five (45) days in the presentation or submission to perform whatever action LTI deems necessary to protect its legitimate business interests.

6.4 Publication by either party of research performed hereunder shall give proper credit to the other party, unless that party requests that it not be given credit.

6.5 Publications may be co-authored by Yissum Personnel and LTI Personnel consistent with reasonable professional standards for determining authorship.

6.6 LTI reserves the right to co-author oral or written disclosures by Yissum of data and results obtained in performance of the Research Yissum Program toward which the Company has given substantial scientific contribution.

[*] =CONFIDENTIAL TREATMENT REQUESTED

                                       9.

6.7 In the event that LTI declines to exercise its option to obtain a license to an Invention under clause 4.2, LTI shall submit copies of any proposed presentation or written abstract or manuscript describing any aspect of the subject Invention to Yissum for Yissum's prior review and approval.

                         ARTICLE VII.  CONFIDENTIALITY
                         -----------------------------

7.1 Yissum Personnel shall not disclose LTI Confidential Information to a third party without the written permission of LTI. LTI shall not disclose Yissum Confidential Information to a third party without the written permission of Yissum.

7.2  In the event that Yissum acquires full rights to any Invention pursuant to section 3.4 or section 4.3, LTI shall refrain from publicly disclosing any Confidential Information directly related to such Invention for one (1) year from the date on which Yissum acquires the full rights. Should Yissum desire an extension of the confidentiality period beyond one (1) year, Yissum shall request such an extension in writing, which request shall not be unreasonably refused by LTI.

                      ARTICLE VIII.  TERM AND TERMINATION
                      -----------------------------------

8.1 This Agreement shall be effective as of the Effective Date and continue in effect through December 31, 2004, unless sooner terminated by the parties, except that Specific License Agreements pursuant to this agreement may expire at a later date.

8.2 Either party shall have the right to terminate this Agreement by providing ninety (90) days written notice to the other party.

8.3 Termination of this Agreement shall not release either party from any theretofore accrued obligation including but not limited to performance of any then current Research Program and payment of any Research Fee. It is understood and agreed that such obligations shall survive termination of this Agreement by either party hereto.

8.4 The Exhibit "A" Agreements are hereby terminated and have no further force or effect, with the exception of the following clauses:

     (a)  Article 12 (Confidential Information) of the 1985 Agreement.

     (b)  Article 7 (Confidential Information) of the 1987 Agreement.

     (c)  Article 11 (Confidential Information) of the 1988 Agreement.

8.5 Specific License Agreements incorporated into this Master License Agreement as amendments shall be terminable only under the provisions of the Specific License Agreements. If this Master License Agreement is terminated prior to termination of a Specific License Agreement, portions of this Master License Agreement may be applied so as to give continuing meaning and effect to the Specific License Agreement.

[*] =CONFIDENTIAL TREATMENT REQUESTED

                                      10.

                           ARTICLE IX.  MISCELLANEOUS
                           --------------------------

9.1 LTI shall not use the name of Yissum in advertising or sales material without the prior written consent of Yissum. LTI reserves the right to use the name of Yissum in disclosures required by Federal securities laws.

9.2  LTI agrees to hold Yissum harmless from any and all liability, including
     claims of personal or property injury or damage, product liability or   any
     other kind arising form LTI's use of the results under this Agreement.

9.3 Any notices given under this Agreement shall be in writing and delivered by telefax with a copy thereof delivered by certified mail, postage prepaid, addressed to the parties as follows:

     If to LTI:     Liposome Technology, Inc.
                    Attn: Corporate Secretary
                    960 Hamilton Court
                    Menlo Park, California  94025
                    Telefax:  415/323-9106

     If to Yissum:  Yissum Research Development Company
                    of the Hebrew University of Jerusalem
                    Attention:  Mr. Uri Litvin
                    46 Jabotinsky Street
                    PO Box 4279
                    Jerusalem 91042, Israel
                    Telefax:  972-2-660331

9.4 Neither party shall assign this Agreement to another without the prior written consent of the other party, unless such assignment is to a successor to all the business and assets of the transferor or to an affiliate (where an affiliate is an entity that either owns at least 51% of LTI or an entity that is at least 51% owned by LTI); provided that such successor or affiliate shall agree in writing with the other party to assume all obligations of the transferor under this Agreement in a manner satisfactory to the other party.

9.5 Yissum and LTI are independent contractors and neither is an agent, joint venturer, or partner of the other.

9.6  Force Majeure.  A party shall not be liable for non-performance or delay in
     -------------
     performance caused by any event reasonably beyond the control of such party including, but not limited to, war, hostilities, revolutions, riots, civil commotion, national emergency, epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any law, proclamation, regulation, ordinance, or other act of any court, government, or governmental agency.

9.7 This Agreement represents the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and the Exhibit A Agreements and supersedes any prior and/or contemporaneous correspondence, discussions,

[*] =CONFIDENTIAL TREATMENT REQUESTED

                                      11.

     representations, negotiations, understandings or agreements, whether written or oral, of the parties regarding the subject matter of this Agreement and the Exhibit A Agreements.

9.8 Amendments and changes to this Master Agreement shall be of no force or effect unless they are in writing and signed by duly authorized representatives of the parties.

9.9  Captions in this Master Agreement are for information only.

                            ARTICLE X:  ARBITRATION
                            -----------------------

10.1 Any controversy or claim arising out of or relating to this Master Agreement or amendments thereof shall be settled by the following procedures:

     (a) Either party may send the other written notice identifying the matter in dispute and involving the procedures of this Article X.

     (b) Within fourteen (14) days after such written notice is given, one or more principals of each party shall meet in a mutually agreeable location for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon a third-party impartial arbitrator (the "Arbitrator") to whom to submit the matter in dispute for final and binding arbitration.

     (c) If the parties fail to resolve the dispute by written agreement or fail to agree on the Arbitrator, Yissum or LTI may make application to an impartial Arbitrator in London, England who will decide the controversy under the law of Great Britain.

10.2 If the parties proceed under Section 10.1(b) or (c), the following procedures will be used:

     (a) Within thirty (30) days of the selection of the Arbitrator, the parties shall meet at a place and time designated by the Arbitrator after consultation with the parties, and present their respective positions on the dispute. Each party shall have no longer than one
          (1) day to present its position, the entire proceedings before the Arbitrator shall be no more than three (3) consecutive days, and the award shall be made in writing no more than thirty (30) days following the end of the proceeding. Such award shall be a final and binding determination of the dispute.

     (b) The prevailing party (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party's own attorney's fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator,) shall pay the Arbitrator's fees and expenses.

                              ARTICLE XI:  NOTICE
                              -------------------

     In the event that either party desires to terminate specific rights of the other party as a consequence of such other party's failure to exercise its rights under specific provisions of this Agreement or amendments thereof, including but not limited to failure to comply

[*] =CONFIDENTIAL TREATMENT REQUESTED

                                      12.

     with the specified notice periods of sections 2.4, 2.5, 3.2, or 4.4, the party wishing to terminate rights must provide a Notice to the other party specifying the provision and rights involved. Upon receipt of such Notice, the other party shall have 10 (ten) business days to exercise its rights under the provision.

IN WITNESS WHEREOF, the parties hereto have caused this Master Research Services and License Agreement to be duly executed as of the day and year first written above.

LIPOSOME TECHNOLOGY, INC.             YISSUM RESEARCH DEVELOPMENT COMPANY


BY: /s/ Sally A. Davenport            BY:  /s/ Moshe Vigdor
    ---------------------------            -----------------------------

TITLE: Corporate Secretary            TITLE: Managing Director Emeritus
       ------------------------              ---------------------------

DATE:  May 2, 1995                    DATE:_____________________________
       ------------------------


_______________________________
Attachments:

Exhibit A:  Prior Agreements Between LTI and Yissum

Exhibit B: Current Research Program, i.e., (a) Exhibit "B" - Research Protocol EXM-60, (b) Exhibit "C" - Research Protocol EXM-61, (c) Exhibit "D" Budget, (d) Addendum No. 1 (EXM-76-LTI-93) - Letter of June 9, 1993, (e) Addendum No. 1 to EXM-60-61 - Scope of Work, (f) EXM-LTI-76-94 - Research Protocol, (g) EXM-LTI-76-94 - Budget.

[*] =CONFIDENTIAL TREATMENT REQUESTED

                                      13.

                                   Exhibit A
                                   ---------

                    PRIOR AGREEMENTS BETWEEN LTI AND YISSUM/1/


Type of Agreement (EXM #)             DESCRIPTION
-------------------------             -----------
License and Clinical Trial            Initial clinical trials of [*] formulation.
Agreement (EXM-05)

Letter Agreement (EXM-07)             Continuation of clinical trials.

Research Services (EXM-08)            [*] methods and stability and toxicity characterization
                                      of such [*].

Extramural R&D (EXM-09)               Analytical and toxicity studies of [*].

Research Services (EXM-22)            Measurement of [*] and development of [*] technique for
                                      preparing [*].

Extramural Service (EXM-33)           [*] of [*] and other drugs.

Extramural Service (EXM-35)           [*] formulations.

Extramural Service (EXM-42)           Formulating [*] and providing analytical support for [*]
                                      studies of [*] formulations.

Extramural Service (EXM-48)           Support of clinical studies of [*] and initiation of
                                      clinical study of [*].

Extramural R&D (EXM-50)               [*] for treating [*] and [*].

____________________
/1/ Copies of all agreements listed in this Exhibit A have been provided to Mr. Uri Litvin, Managing Director, Yissum Research Development Company.

[*] =CONFIDENTIAL TREATMENT REQUESTED

                                      14.

                                   Exhibit B
                                   ---------

                            CURRENT RESEARCH PROGRAM

         a)  Exhibit B - Research Protocol EXM-60 (3 pages).

         b)  Exhibit C - Research Protocol EXM-61 (1 page).

         c)  Exhibit D - Budget (1 page).

         d)  Addendum No 1 (EXM-76-LTI-93) - letter of June 9, 1993 (1 page).

         e)  Addendum No. 1 to EXM-60-61 - Scope of Work (1 page).

         f)  EXM-LTI-76-94 - Research Protocol (2 pages).

         g)  EXM-LTI-76-94 - Budget (1 page).

[*] =CONFIDENTIAL TREATMENT REQUESTED

                                      15.